SCHEDULE 14A
                       (Rule 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT
                  SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of
                                        1934

     Filed by the registrant    X

     Filed by a Party other than the registrant

     Check the appropriate box:

          X     Preliminary Proxy Statement
SCHEDULE 14A                                   (RULE 14A-
101)
                                        Commission Only (as
Permitted by Rule
                                        14a-6(e)(2)

               Definitive Proxy Statement

               Definitive Additional Materials

               Soliciting Material Pursuant to Rule 14a-
11(o) or Rule 14a-12


CHIEF CONSOLIDATED MINING COMPANY (FILE # 1-1761)
         (Name of registrant as Specified in its Charter)

Confidential, For Use of the
        (name of Person(s) Filing Proxy Statement, if Other than the registrant)

     Payment of Filing Fee (Check the appropriate box):

       X  No fee required   (Vote on Directors and
Accountants Only)

     Fee computed on table below per Exchange Act
     Rules 14-a6(I)(1) and 0-11

     (1) Title of each class of securities to which transactions applies:

COMMON STOCK: PREFERRED STOCK

     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


N\A

     (4) Proposed maximum aggregate value of transaction:


N\A

     (5) Total fee paid


N\A

                                             Preliminary
                                             Copy
              CHIEF CONSOLIDATED MINING COMPANY
                      500 Fifth Avenue
                  New York, New York 10110

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL
            MEETING TO BE HELD DECEMBER 29, 1999

To the Shareholders of Chief Consolidated Mining Company:

     Notice is hereby given that a Special Meeting of Shareholders in Lieu of Annual Meeting of Chief Consolidated Mining Company will be held at the Doral Hotel, 70 Park Avenue at 38th Street (Park Avenue Suite) New York City, New York 10016 on Wednesday, December 29, 1999 at 11:00 A.M. New York City time for the following purposes:

     (1) To elect seven (7) directors to serve during the ensuing year.

     (2) To consider and act upon a proposal to amend and restate the Articles of Incorporation of the Company, if the shareholders approve at the meeting the proposal to sell shares of a new class of convertible common stock as set forth at Proposal (3), below.

     (3)  To consider and act upon a proposal that would
     approve the sale by the Company to a private  investor
     of 3,500,000 shares of a new class of voting
     convertible common stock, together with the right to
     purchase an additional 5,000,000 shares, if the
     shareholders approve at the meeting the proposal to
     amend and restate the Articles of Incorporation of the
     Company as     set forth at Proposal (2), above.

     (4)  To approve the selection of the firm of Arthur
     Andersen LLP as independent public accountants for the Company for the current fiscal year.

     (5) To transact such other business as may properly come before the meeting and any adjournments thereof.

     The holder of common and preferred stock of the Company of record at the close of business on November 29, 1999 will be entitled to notice of and to vote at this meeting and any adjournments thereof.
                         By Order of the Board of Directors

                         Edward R. Schwartz
                         Secretary
November 30, 1999

     WE URGE ALL SHAREHOLDERS TO ATTEND THE MEETING IN PERSON, IF POSSIBLE, IF NOT, THEY ARE URGED TO DATE, SIGN AND RETURN THE PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The Proxy may be revoked at any time before it is voted, and shareholders executing proxies may attend the meeting and vote there in person should they so desire.

     Management of the Company desires all shareholders to take an interest in the affairs of the Company and your interest can best be evidenced by attendance at the forthcoming meeting. Without a quorum in attendance the above matters to be taken up cannot be acted upon. Expense of obtaining a quorum for the meeting can be kept at a minimum if you attend the meeting either in person or by proxy.



                      Preliminary Copy
                    PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the management of Chief Consolidated Mining Company ("the Company") of proxies to be used at the Special Meeting of Shareholders in Lieu of Annual Meeting of the Company, to be held at the Doral Hotel, 70 Park Avenue at 38th Street (Park Avenue Suite) New York City, New York 10016 on Wednesday, December 29, 1999 at11:00 A.M. New York City time and any adjournment or adjournments thereof.
Proxy material will first be mailed about December 3, 1999. The accompanying form of Proxy is solicited on behalf of management of the Company. Shareholders will vote upon: (1) the election of seven (7) directors to the Board of Directors of the Company; (2) a proposal to amend and restate the Articles of Incorporation of the Company: (3) a proposal to approve the sale by the Company to a private investor of 3,500,000 shares of a new class of voting convertible common stock, together with the right to purchase an additional 5,000,000 shares; (4) the approval of the selection of auditors of the Company; and (5) such other business as may properly come before the meeting or any adjournments thereof. The approval of both Proposals (2) and (3) will be required in order for either of them to become effective.

     The enclosed Proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the Proxy, and any shareholder attending the meeting may vote in person whether or not the shareholder has previously submitted a Proxy. Each proposal is identified in the Proxy and the accompanying Notice of Special Meeting of Shareholders in Lieu of Annual Meeting and is set forth and more fully described and commented upon under the applicable headings for each proposal in this Proxy Statement. The election of directors is designated Proposal 1; the proposal to amend and restate the Articles of Incorporation of the Company is designated Proposal 2; the Proposal to approve the sale by the Company to a private investor of 3,500,000 shares of a new class of voting convertible common stock, together with the right to purchase an additional 5,000,000 shares is designated Proposal 3; and the approval of the selection of independent public accountants of the Company is designated as Proposal
4. Where instructions are indicated, the proxies will be voted in accordance therewith. Where no instructions are indicated, the proxies will be voted FOR the nominees for directors, FOR the proposal to amend and restate the Articles of Incorporation, FOR the proposal to approve the sale of a new class of voting convertible common stock to an investor, and FOR the selection of auditors, all as described below, and in their discretion with respect to any other business as may properly come before the meeting and any adjournment or adjournments thereof.

     The By-laws of the Company provide that the Annual Meeting of the Shareholders be held on the third Tuesday in May of each year. Since the forthcoming Shareholders' Meeting is being held on December 29, 1999 in lieu of May 18 , 1999 ( the third Tuesday in May, 1999) the December 29, 1999 meeting is deemed to be a Special Meeting of Shareholders.

     The record date set by the Board of Directors for the determination of stockholders entitled to vote is November 29, 1999. On that date there were 11,168 shares of preferred stock and 7,954,601 shares of common stock outstanding and entitled to vote. Holders of each class are entitled to one vote per share without distinction as to class. Upon the election of directors, shareholders have cumulative voting rights. Under cumulative voting, shareholders may multiply the number of shares of stock held by them by the number of positions to be filled and distribute the resulting numbers of votes among any or all nominees in any manner they see fit. The seven nominees receiving the greatest number of votes will be elected as directors. The cumulative vote represented by management proxies will be distributed among management's seven nominees in management's discretion so as to elect as many management nominees as possible. Shareholders representing a majority of the outstanding shares entitled to vote at the meeting must be present or represented by proxy to constitute a quorum. The shares represented by a proxy submitted by a shareholder will be counted for the purpose of determining whether a quorum is present; however, if the shareholder abstains from voting on a particular proposal, the proxies will not vote those shares on the proposal.

                    VOTING SECURITIES AND
 VOTING SECURITIES ANDVOTING SECURITIES ANDVOTING SECURITIES
                             AND
                   PRINCIPAL STOCKHOLDERS

     (a) The following table shows as of November 22, 1999 stock ownership of all persons known to management to be beneficial owners of more than 5% of the common stock of the
Company:

     Name and Address of           Amount and Nature ofPercentage
     Beneficial Owners             Beneficial Ownership          of Class

     William E. Simon              564,600 shares (1)   7.1%
      310 South Street
      Morristown, NJ 07962

     Robert R. Hermann           484,000 shares        6.06%
            7701 Forsyth St.
            Clayton, MO 63105

     (1) 314,600 shares owned directly by William E. Simon; 250,000 shares owned by a corporation in which Mr. Simon has shared power to direct the vote and disposition of the Company's shares held by the corporation by virtue of his ownership of voting stock in said corporation.


     (b) The equity securities of the Company beneficially owned by all directors, director nominees and officers, and by directors, director nominees and officers of the Company as a group, as of November 22, 1999, are:

Title
Of           Name and Address      Amount and Nature ofPercentage
Class        of Beneficial Owner   of Beneficial
Ownership*   of Class

Common Stock
$0.05 par value:

           Christopher A. Arnold (1)  200   0%
           1629 Locust Street
           Philadelphia, PA 19103

           Thomas Bruderman (1)(2) 46,100 0.6%
           1573 Bronson Road
           Fairfield, CT 06430

          William R. Dimeling (1)   200   0%
          1629 Locust Street
          Philadelphia, PA 19103

          Paul Hines (3)     130,000(4)   1.6%
          12 Flying Cloud Road
          Stamford, CT 06902

         Robert E. Poll (1)  150,000     1.9%
         225 West 86th Street
         New York, NY 10024

        Edward R. Schwartz (5) 165,100(6)2.04%
        500 Fifth Avenue
        New York, NY 10110

       Richard R. Schreiber (1)200        0%
       1629 Locust St
       Philadelphia, PA 19103

       Leonard Weitz (3)   189,010(7)(8) 2.33%
       500 Fifth Avenue
       New York, NY 10110

Owned by all directors      680,810(9)   8.16%
director nominees and officers as a group


Preferred
Stock, $0.50
Par value:     None

* Each director, director nominee and officer has sole voting and investment power with respect to shares owned.

(1) Director nominee.
(2) Does not include 8,000 shares owned by Mr. Bruderman's wife, in which shares Mr. Bruderman disclaims any beneficial interest.
(3) Director and director nominee.
(4) Includes nonqualified stock options previously approved
by the shareholders to        purchase 120,000 shares held
by Paul Hines.  Also includes 5,000 shares held in IRA
account.
(5) Director.
(6) Includes nonqualified stock options previously approved
by the shareholders to        purchase 120,000 shares held
by Edward R. Schwartz.  Does not include 200 shares
owned by Mr. Schwartz's wife, in which shares Mr. Schwartz
disclaims any        beneficial interest.
(7) Includes nonqualified stock options previously approved
by the shareholders to        purchase 120,000 shares held
by Leonard Weitz.  Also includes 8,000 shares held in
IRA account and 40,000 shares owned jointly with Leonard
Weitz's wife.
(8)  Does not include 20,000 shares owned by Leonard Weitz's
wife, in which shares Mr.   Weitz disclaims any beneficial
interest.
(9) Includes options to purchase an aggregate of 360,000
shares as referred to at
Notes (4), (6) and (7), above.  All options may be exercised
by the directors or officers        holding same within 60
days.


      COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following information for each of the Company's last three completed fiscal years is presented concerning the compensation of Leonard Weitz as Chairman, President and Chief Executive Officer of the Company:

                 SUMMARY COMPENSATION TABLE

Name and            Annual              Long-Term
Principal           Compensation        Compensation   All Other
Position  Year      Salary              Awards-Options
Compensation

Leonard Weitz 1998  $175,000(1)              -              -
(Chairman 1997      $175,000(1)              -             -
& Chief   1996      $141,667(1)
(2)                                -
Executive
Officer)

(1) During the year 1996, Leonard Weitz received annual base salary under the terms of an employment agreement dated January 4, 1988, which agreement was to expire September 30, 1996. A new employment agreement was entered into between the Company and Leonard Weitz, effective as of September 1, 1996. Under the terms of that employment agreement, Mr. Weitz will be employed as Chairman, President and Chief Executive Officer of the Company for a five year period ending August 31, 2001. Under the employment agreement, Leonard Weitz will receive an annual base salary of $175,000 and such bonuses as the Board of Directors of the Company may determine.

(2) On December 10, 1996, shareholders of the Company approved a nonqualified stock option granted to Leonard Weitz by the Company's Board of Directors on August 8, 1996 to purchase 60,000 shares of the Company's common stock at an option price of $7 per share. The closing price of the Company's common stock on The NASDAQ Stock Market on November 12, 1999 was $2.94 per share. The exercise price of the option was the market price of the common stock on the date of grant. Leonard Weitz may exercise all or a part of the option so long as he continuously remains a director or officer, but in no event later than the expiration date of option, except his personal representatives may exercise within twelve months from date of death.


OPTION GRANTS DURING FISCAL YEAR ENDED DECEMBER 31, 1998

     No stock options were granted by the Company to Leonard
Weitz during the fiscal year ended December 31, 1998.


             OPTION EXERCISES DURING FISCAL YEAR
          ENDED DECEMBER 31, 1998 AND OPTION VALUES
                     ON DECEMBER 31, 1998

     The following table contains, with respect to stock
options held by Leonard Weitz, information as to options
exercised during the year 1998, the aggregate dollar value
realized upon exercise, the total number of unexercised
options held on December 31, 1998 and the aggregate dollar
value of the in-the-money, unexercised options held on
December 31, 1998.
          Shares
Value of Unexercised
Acquired or    Value          Number of
Unexercised    in-the-money options Name          ExercisedRealized   Options at
12/31/98  at 12/31/98 (3)

Nonqualified:

Leonard Weitz   None     None             120,000 (1)(2)               None

(1)  All options held are fully exercisable.
(2)  Nonqualified stock options approved by shareholders.
(3) Values are calculated by subtracting the exercise price from the closing price of the Company's common stock on The
Nasdaq Stock Market on December 31, 1998.

Compensation of Directors

     Leonard Weitz, Chairman of the Board and Chief Executive Officer of the Company, is employed through August 31, 2001 under an employment agreement dated September 1, 1996. See "Compensation of Directors and Executive Officers
- Summary Compensation Table", above, for further details concerning Mr. Weitz's employment agreement.

     During 1998, each director who was not an officer of the Company received an annual fee of $5,000; no attendance fees were paid. Edward R. Schwartz, the Secretary-Treasurer of the Company, who is a director, did not receive a salary in 1998; he received a $10,000 annual fee in lieu of salary. The Board of Directors set a rate of $750 per day for services performed by each outside director of the Company that are in addition to services regularly performed by him as a director.

     No stock options were granted by the Company to any directors during the fiscal year ended December 31, 1998 and no director exercised in 1998 any stock options held by him. See "Voting Securities and Principal Stockholders," above, for information as to stock options held by directors.


             PROPOSAL 1: ELECTION OF DIRECTORS.

     Seven directors are proposed to be elected at the meeting to serve until the meeting of shareholders to be held in the year 2000 and until their successors shall be elected and qualify. The persons named in the enclosed form of proxy intend to vote such proxy for the election of the seven nominees named below as directors of the Company. If any nominee shall become unavailable for election, the proxies will be voted for the election of such persons, if any, as shall be designated by the Board of Directors. It is not anticipated that any nominee will be unavailable for election.

     The seven nominees for directors consist of two current directors, Paul Hines and Leonard Weitz, and five persons who have not previously served as directors. The past five years business experience of each of the nominees is set forth below. Messrs. Hines and Weitz were each elected to the Board of Directors at the meeting of shareholders held on December 15, 1998. Edward R. Schwartz, a current director, is not a nominee for director, but will continue as Secretary and Treasurer of the Company. Two former directors of the Company, James Callery and Victor V. Tchelistcheff, who were elected at the December 15, 1998 meeting of shareholders resigned as directors during the year 1999.

     In electing directors, holders of common stock have cumulative voting rights, that is, each holder of record of common stock shall be entitled to as many votes as shall equal the number of shares owned of record multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among all or some of the directors to be voted for, as such holder sees fit. Unless contrary instructions are given, the persons named on the proxy will have discretionary authority to accumulate votes in the same manner. Certain information for each nominee for director is set forth below:

                                               Director
Name               Age      Since        Business
Experience During Past Five Years

Christopher A. Arnold   29       -       A principal of
Dimeling, Schreiber & Park, a private
investment partnership that makes private equity
investments in a broad range of middle market
companies, from September 1999 to present.
Various positions with General Electric Capital
Corporation, a diversified financial services company
from prior to 1995 to September 1999.
Thomas Bruderman     57        -       Corporate
communications consulting, investment
banking transactions and investment management conducted through Canterbury Companies Inc., as President, since prior to 1995. Corporate communications consultant for the Company from 1996 to November, 1999.

William R. Dimeling 58          -       A principal of
Dimeling, Schreiber & Park, a private
investment partnership that makes private equity investments in a broad range of middle market companies, since prior to 1995.

Paul Hines 62       1994  Financial and
management consultant, since prior to 1995.

Robert E. Poll 51  - Financial and
management consulting through
Poll Financial, LLC, as President,  since January
1998; Managing Director of Lazard Freres & Co.
from July 1995 to December 1997 and General
Partner of Lazard Freres & Co. from prior to
January 1995 to June 1995- Manager of Public
Finance and Municipal Bond Departments and other investment banking activities.

Richard R. Schreiber   44          -      A principal of
Dimeling, Schreiber & Park, a private
investment partnership that makes private equity investments in a broad range of middle market companies, since prior to 1995.

Leonard Weitz 70 1967   Chairman and
Chief Executive Officer of the
Company since 1971; President from 1971 to
December 1993 and August 1996 to present.

PROPOSAL 2: AMEND AND RESTATE ARTICLES OF INCORPORATION.

     The Company was incorporated on January 27, 1909 under the laws of the Territory of Arizona. Since its incorporation, there have been several amendments to the Articles of Incorporation that were previously approved by the shareholders. On November 19, 1999, the Board of Directors of the Company approved and recommended for submission to shareholders for their approval several amendments to the Articles of Incorporation, which proposed amendments are described below. The Board of Directors also approved and recommended for submission to shareholders for their approval a Restated Articles of Incorporation of the Company that reflects both the existing Articles of Incorporation, as previously amended, and the proposed amendments to be voted upon at this meeting. A copy of the Restated Articles of Incorporation is annexed hereto as Exhibit A. The principal purpose of the amendments to the Articles of Incorporation in this Proposal 2 is to authorize the creation of a new class of convertible common stock, shares of which would be sold to a private investor under the terms of a transaction for which approval of the shareholders is sought under Proposal 3. Unless the shareholders approve both Proposal 2 (amending and restating the Articles of Incorporation) and Proposal 3 (approving the stock sale transaction) at the meeting, neither the amendments to the Articles of Incorporation, nor the stock sale transaction will become effective.

Current Authorized and Outstanding Capital Stock of the
Company:   The authorized capital stock of the Company is
presently comprised of 20,000,000 shares of $.50 par value common stock and 1,500,000 shares of $.50 par value preferred stock. The preferred stock is identical in all respects to the existing common stock, except that in the event of distributions to shareholders in liquidation of the Company, the preferred shareholders are to receive $.50 per share before any other distributions are made to the shareholders. As of November 29,1999, there were 7,954,601 shares of common stock issued and outstanding and 11,168 shares of preferred stock issued and outstanding.

As described in Proposal 3, below, if the shareholders approve the sale of shares of a new class of convertible common stock to an investor, the sale transaction, in order to be consummated, will require an amendment to the Articles of Incorporation that authorizes the issuance of the new class of convertible common stock. The Board of Directors of the Company has therefore proposed that Article IV of the Articles of Incorporation be amended so as to provide that the amount of capital stock of the Company be increased from its present $10,750,000 to $25,750,000, with the capital stock to be divided into three classes: 1,500,000 shares of $.50 par value preferred stock (as currently constituted); 20,000,000 shares of $.50 par value common stock (as currently constituted); and 30,000,000 shares of a new $.50 par value convertible common stock.

If Proposals 2 and 3 are approved by the shareholders at this meeting and the amendments to the Articles of Incorporation become effective, the holders of each of the three above described classes of capital stock will have equal voting rights, that is, one vote for each share of stock held.
A summary of each the proposed amendments to the Articles of Incorporation, including the amendment to Article IV of the Articles of Incorporation that creates the terms and preferences of the new $.50 par value convertible common stock issue ("convertible common stock"), is set forth
below.   See the Restated Articles of Incorporation annexed
hereto as Exhibit A, for the exact terms of the amendments.

      Description Of Proposed Amendments To Articles Of
                       Incorporation.

     Authorized Capital of the Company. Article IV of the Articles of Incorporation provides for two current classes of capital stock, a class of $.50 par value preferred stock comprised of 1,500,000 authorized shares and a class of $.50 par value common stock comprised of 20,000,000 authorized shares. The amendment will create a new class of capital stock, comprised of a class of 30,000,000 shares of $.50 par value convertible common stock. The following a summary of the terms and preference of the convertible common stock issue, as set forth in Article IV of the Restated Articles of Incorporation annexed hereto as Exhibit
A:

     Voting rights. Convertible common stock to have voting rights equal to common stock and preferred stock, each share entitling the holder to one vote at all meetings of the stockholders on all matters upon which stockholders are entitled to vote under Arizona law.

     Dividend rights. The holders of the convertible common stock shall be entitled to receive when, as, and if declared by the Board of Directors out of funds legally available for the purpose, dividends at an annual rate of 8% , payable annually solely in additional shares of convertible common stock. Such a dividend shall be payable as a simple dividend for the fiscal years ending December 31, 2000, 2001, and 2002. Thereafter, dividends paid on the convertible common stock shall be cumulative, and rights shall accrue to the holders of the convertible common stock in the event that the Company shall fail to declare or pay dividends on the convertible common stock for any fiscal year, whether or not earnings of the Company for such year were sufficient to pay such dividends in whole or in part.

     Conversion rights. Each share of convertible common stock shall be convertible at any time at the option of the holder thereof, into one fully paid and non-assessable share of common stock of the Company, subject to adjustment in the rate of conversion. The rate of conversion may change in the event of stock dividends, stock splits, reverse splits, reclassification of shares, stock rights or warrants issued to the other classes of the Company's capital stock, consolidations or mergers, and alike. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the convertible common stock, such number of shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the convertible common stock, and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of common stock.

     Redemption rights. See "PROPOSAL 3 - Description Of Stock Purchase Agreement.-
Redemption of 3,500,000 shares if additional 5,000,000 shares not purchased.", below, for description of circumstances under which the holder of 3,500,000 shares of convertible common stock to be purchased from the Company upon the approval of Proposals 2 and 3 at the meeting, shall have the right to redeem said shares with the Company and the terms of payment by the Company to the holder.

     Rights upon liquidation, dissolution or winding up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of the convertible common stock of the Company unless the holders of the preferred stock shall first have received $.50 per share for each share of preferred stock then held. After the said payment to the preferred shareholders and before any further payments are made to the holders of preferred stock and common stock, the holders of the convertible common stock shall be entitled to receive $2 per share for each share of convertible common stock then held, plus an amount equal to $2 on any declared but unpaid dividend on the convertible common stock. In the event that assets of the Company remain after distributions to holders of preferred stock and the holders of the convertible common stock to the extent of their respective preferences, the holders of preferred stock, convertible common stock and common stock shall be entitled to distribution of such assets on a pro rata basis in accordance with their holdings.

     Future amendments of Articles of Incorporation. So long as any convertible common stock remains issued and outstanding, the Company shall not amend its Articles of Incorporation without the affirmative vote of the holders of the convertible common stock, voting as a class.

Maximum Indebtedness. Article VIII of the Articles of Incorporation currently provides that the highest amount of indebtedness and liability to which the Company may at any one time subject itself to $1 million. The Revised Arizona Statutes do not require that the corporate charter include a provision creating the maximum amount a corporate debt and liability. The Board of Directors has proposed an amendment to the Articles of Incorporation that would eliminate the portion of Article VIII that creates a maximum amount of indebtedness and to revise the remaining language of Article VIII by eliminating reference to any such limitation. See
Article VIII of the Restated Articles of Incorporation annexed hereto as Exhibit A for the language of said Article VIII that will be in effect if the amendments become effective. The purpose of this amendment is to avoid putting an arbitrary dollar limitation upon the Board of Directors that could impinge upon the ability of the Board to conduct future corporate business. Management has no current plan that would result in a significant increase in corporate debt.

Principal Place of Business.  A proposed amendment to
Article II of the Articles of Incorporation updates the address of the Company's principal place of business outside the State of Arizona and names the Company's statutory agent in Arizona. See Article II of the Restated Articles of Incorporation in Exhibit A annexed hereto.

Date of Annual Meeting.   In order to conform the date upon
which the annual meeting of shareholders is to be held under both the Articles of Incorporation and the Company's By-laws, a proposed amendment to Article VI of the Articles of Incorporation provides that the annual meeting date for the election of directors shall be the third Tuesday of May.
See Article VI of the Restated Articles of Incorporation in Exhibit A annexed hereto.

The purpose of the Restated Articles of Incorporation appearing herein as Exhibit A is to streamline and simplify the Company's Articles of Incorporation into a single document, and to include therein the amendment set forth in this Proposal 2 relating to the authorization of a new class of convertible common stock that will be required to effect the sale of stock transaction under Proposal 3, if the latter proposal is also approved by the shareholders at the meeting. If Proposals 2 and 3 are approved by the shareholders at the meeting, the Restated Articles of Incorporation will supercede the original Articles and all amendments thereto made prior to the date of this meeting.

Accordingly, your Board of Directors recommends a vote FOR the following resolution:

RESOLVED: that the Company's Articles of Incorporation be amended and restated as set forth in Exhibit A to the Company's Proxy Statement dated November 30, 1999, and that the officers of the Company be and they hereby are authorized to execute and file a Restated Articles of Incorporation of the Company pursuant to Chapter 10 of the Revised Arizona Statutes and to do all acts and things necessary in connection therewith; provided, however, that the shareholders of the Company also approve at the meeting of shareholders of the Company held December 29, 1999 or any adjournments thereof, Proposal 3 as set forth in the said Proxy Statement.

Approval of Proposal 2 requires that a quorum of the preferred shareholders and a quorum of the common stockholders each be present at the meeting and that the preferred shareholders and the common shareholders vote as separate classes, with the votes cast in favor of Proposal 2 in each class exceeding the votes cast against Proposal 2 in
each class.   MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN
FAVOR OF PROPOSAL 2.


     PROPOSAL 3: TO APPROVE THE SALE BY THE COMPANY TO A
         PRIVATE INVESTOR OF 3,500,000 SHARES OF A NEW CLASS OF VOTING COMMON CONVERTIBLE STOCK TOGETHER WITH
    THE RIGHT TO PURCHASE AN ADDITIONAL 5,000,000 SHARES.

     The Board of Directors of the Company has approved and recommended for submission to shareholders for their approval a proposal that the Company sell 3,500,000 shares of a new class of convertible common stock to the general partner of a private investment limited partnership and to grant to the general partner the right to purchase an additional 5,000,000 shares. Towards that end, the Company entered into a stock purchase agreement, a stock warrant agreement and a registration rights agreement with the general partner. The terms and conditions of the proposed transaction, including a description of the principal terms of the stock purchase agreement, the stock warrant agreement and the registration rights agreement and other aspects of the proposed transaction are set forth below, including certain pro-forma financial statements of the Company. The consummation of the sale of the 3,500,000 shares and, if elected by the investor the purchase of the additional 5,000,000 shares and the exercise of the warrant, would result in the need to increase the number of authorized shares of common stock by a subsequent amendment to the Articles of Incorporation in order to create a sufficient reserve to cover the conversion feature of the convertible common stock. The Company is obligated under the terms of the stock purchase agreement to take steps necessary to amend the Articles in that regard. The affirmative vote of the shareholders will be required and the investor will have sufficient votes to approve such amendment, if such
amendment is necessary.   Also described below are
management's principal reasons for recommending the proposed stock sale for approval by shareholders and the identity of
and background information regarding the investor.   Three
of the nominees for election as directors at this meeting
are principals the general partner.   In order for the
transaction under this Proposal 3 to become effective, Proposal 2, which amends the Articles of Incorporation by creating the new class of convertible common stock to be sold to the investor, would also be required to be approved by the shareholders at this meeting.

Management's Principal Reasons For Recommending Approval. During recent years, the Company has, from time to time, sold unregistered shares of its common stock to various individual investors in transactions exempt from registration under the Securities Act of 1933. These sales to individuals primarily ranged in amount from about $200,000 to $1,000,000. Management directed a substantial part of the funds so raised towards the development of its mining properties in Utah, rehabilitating the concentrator that would be used to process ores from its mines at such time as production begins, and for other corporate purposes. Management now proposes to focus its activities on completing the rehabilitation of the concentrating mill to process ores, initiating production of gold and silver ores from the Trixie Mine and developing the potential of the Homansville area where core samples obtained from prior surface drilling contained significant gold assays indicating the possible existence of a gold orebody. In order to achieve its short term objectives, management believes that substantial funds will be required and that the $6,775,000 net cash to be received ($7,000,000 less cash costs of transaction) if the 3,500,000 share stock sale becomes effective, will provide that needed funding. In addition, there is opportunity for the Company to receive from the investor under the stock purchase agreement, an additional $10,000,000 from the sale of additional shares if the investor exercises its right to purchase 5,000,000 more shares by December 31, 2002. While Management makes no representations that the $6,775,000 net proceeds from the initial sale of the 3,500,000 shares of convertible common stock to the investor will result in a profitable mining operation for the Company, it is nevertheless necessary for the Company to acquire funds of that magnitude from some source in order to actively pursue the development of its mining properties with the goal of attaining such successful mining operations. If the shareholders do not approve the transaction, it will be necessary for the Company to again seek out individual investors who would purchase unregistered common stock, and no assurance can be given that such investors will be found or that, if found, the amounts received from such stock sales will be sufficient to satisfy the Company's immediate financial needs.
Management has also considered the possibility of a public offering, however that alternative is not realistic at this point in time. Management recognizes that the agreements with the investor would, if they become effective, result in significant changes in percentage stock ownership in the Company. However, if there is factored into the overall evaluation of the proposed transaction: the immediate $6,775,000 net cash infusion, the potential of receiving an additional $10,000,000 from the investor within the next three years, the ability to immediately proceed with the Company's planned activities, and the lack of a viable alternative, management of the Company believes that the proposed transaction is, on balance, beneficial to the Company and its shareholders and recommends that the
shareholders approve Proposal 3.   As indicated above,
approval of Proposal 2 by the shareholders is also necessary since the convertible common stock to be sold to the investor must be authorized under an amendment to the Company's Articles of Incorporation..

Identity Of Investor. The holder of the convertible common stock on the stock records of the Company, if the transaction is approved at this meeting, will be Dimeling Schreiber & Park, acting in its capacity as general partner of the Dimeling Schreiber & Park Reorganization Fund II, LP ("Fund II"). Fund II will be the beneficial owner of the stock. Fund II is a Delaware limited partnership that terminates December 31, 2007, unless extended by agreement of the partners. Fund II's purpose is to make private equity investments and its capital is derived from a group of limited partner investors and its general partner. (See
"General Partner Of Investor.", below.)   Fund II has made
several equity investments since its formation in 1998.
Fund II's investment in the convertible common stock of the Company would be its first equity investment in a publicly held corporation. The general partner of Fund II has advised the Company that Fund II has immediately available funds sufficient for the general partner to make the 3,500,000 share purchase for $7,000,000 from the Company if the transaction is approved by the shareholders of the Company at the meeting, and that the general partner anticipates that Fund II will have sufficient funds for the general partner to make the additional 5,000,000 stock purchase for $10,000,000 as provided in the stock purchase agreement, if the general partner elects to make such purchase on behalf of Fund II by December 31, 2002. Management can give no assurance that the general partner will exercise its right to make such 5,000,000 share purchase. See "Description of Stock Purchase Agreement.", below.
 .
General Partner Of Investor.   The general partner of Fund
II is Dimeling, Schreiber & Park ("DS&P"), a Pennsylvania general partnership formed in 1982. As appears in DS&P's website on The Internet (www.dsppartners.com), DS&P is a private investment partnership that makes private equity investments in a broad range of middle market companies; since 1982, DS&P has completed acquisitions totaling in excess of $1 billion. As reported by DS&P to the Company, DS&P's ownership interest in Fund II is 1% as general partner and 6% as a limited partner. The stock purchase agreement, stock warrant agreement and stock registration rights agreement, all dated as of November 18, 1999, are between the Company and DS&P, with DS&P to hold the convertible common stock as the general partner of Fund II. The agreements are subject to the approval of the shareholders at this meeting. DS&P will have the voting power on the shares of convertible common stock, since the shares will be issued in the name of DS&P; as indicated above, Fund II will be the beneficial owner of the shares. Based on the total number of shares of existing common stock and preferred stock issued and outstanding on the November 29, 1999 record date for this meeting, if DS&P, as general partner of Fund II, purchases the 3,500,000 shares of convertible common stock from the Company, it would hold of record 30.4% of the Company's outstanding shares, with all classes of outstanding shares having equal voting rights. See "Nominees For Director Who Are Principals Of DS&P.", below, for names of three nominees for director who are principals of DS&P.

Nominees For Director Who Are Principals Of DS&P. The following three persons are included among the seven nominees for election as directors listed at Proposal 1, above: William R. Dimeling, a principal of DS&P; Richard R. Schreiber, a principal of DS&P; and Christopher A. Arnold, a principal of DS&P. See Proposal 1 for description of five years business history and other information regarding each of these director nominees.

Description Of Stock Purchase Agreement.

     Sale and purchase of the convertible common stock.
Upon approval of proposals 2 and 3 at this meeting, DS&P, as general partner of Fund II, will purchase from the Company 3,500,000 shares of the Company's $.50 par value convertible common stock at $2 per share, for a total purchase price of $7,000,000. If DS&P, in its sole discretion, determines that the Homansville area can be a commercially viable mining project, DS&P, as general partner of Fund II, will have the right to purchase from the Company an additional 5,000,000 shares of the Company's $.50 par value convertible common stock at $2 per share, for a total purchase price of $10,000,000, provided that such purchase is made on or before December 31, 2002.

     Redemption of 3,500,000 shares if additional 5,000,000 shares not purchased. Beginning December 1, 2003, if DS&P has not previously exercised its right to purchase the additional 5,000,000 shares by December 31, 2002, DS&P shall have the right to sell back to the Company all or part of the 3,500,000 shares of convertible common stock that it had purchased as a result of shareholder approval of Proposals 2 and 3 at this meeting. The purchase price for those shares to be paid by the Company shall be $2 per share, said purchase price to be paid annually by the Company to DS&P in an amount not to exceed (except at the option of the Company) the lesser of 50% of Excess Cash Flow or 20% of DS&P's original cost for the shares, $2. The Agreement defines the term Excess Cash Flow as earnings before interest and taxes less capital expenditures and principal payments on indebtedness. Annual payments will be made based upon the foregoing formula until the entire purchase price has been paid to DS&P. DS&P will not be entitled to redeem any stock received as dividends on the 3,500,000 shares.

     Use of proceeds. The Agreement states that the net proceeds received by the Company from the sale of the 3,500,000 shares shall be used to fund the operations of the Trixie Mine, including the rehabilitation of the concentrating mill, and to fund the initial development of the Homansville area, with the Company to retain a portion of the proceeds as working capital. See "Net Proceeds To The Company From The Sale Of Stock", below.

     Limitation on DS&P's stockholdings. The maximum percentage of outstanding shares of the Company's common stock that may be owned by DS&P shall be 68%.

     Dividends on DS&P's stockholdings. So long as convertible common stock is outstanding, an 8% dividend is able in shares of convertible common stock, unless DS&P's holdings of shares of the Company's stock reaches 68%. No dividends are to be paid on stock received as dividends during the years 2000 to 2002. Thereafter, the 8% dividend is paid as a cumulative dividend.

     Restriction on payment of dividends on common stock and preferred stock. Until such time as DS&P purchases the 5,000,000 shares or its right to make such purchase expires, the Company will not declare any dividends other than the 8% dividend payable on the convertible common stock.

     Directors. The Company's Board of Directors shall consist of seven persons, with DS&P to have the right to designate four of the directors upon its purchase of the
3,500,000.   If DS&P does not purchase the 5,000,000 shares
and elects to redeem all or part of the 3,500,000 shares, it loses its right to designate directors. DS&P has elected to designate three director nominees out of the seven director nominees at this meeting.

     Various other provisions. Included in the Agreement are provisions covering: DS&P's registration rights (see "Registration Rights Agreement", below); warrants to purchase additional shares of convertible common stock (see "Stock Warrant Agreement", below); assignment of right to purchase shares; preemptive rights for DS&P to retain its percentage interest of stock ownership in the Company; limited mutual rights of indemnification arising from certain breaches of the agreement; and sundry other matters.


Description Of Stock Warrants Agreement.

     Number of shares subject to warrant. The Company has issued to DS&P a warrant to purchase convertible common stock pursuant to the terms of the Stock Purchase Agreement. The warrant gives DS&P the right to purchase that number of shares of convertible common stock which, at the time of exercise will represent, when added to the shares of convertible common stock purchased pursuant to the Stock Purchase Agreement and any dividends thereon, 68% of the outstanding common stock of the Company (assuming conversion of all convertible common stock).

     Circumstances under which warrant may be exercised.
The warrant becomes exercisable in the event of a merger involving a non-affiliate, a sale or disposition of substantially all the assets of the Company to a non-affiliate, a public offering of the Company's shares or the sale of more than 50% of the outstanding convertible common stock by the holders thereof to a non-affiliate.

     Exercise period of warrant. The warrant may be exercised one time, and the exercise period will depend upon whether DS&P purchases the additional 5,000,000 shares of convertible common stock or when an event that creates the right to exercise occurs; however, the warrant also provides for an outside date of exercise of December 31, 2004.

     Exercise price. The exercise price of the warrant is $2.25 per share, payable at the time of exercise.

     Antidilution provisions. The exercise price of the warrant shall be subject to adjustment if certain events occur such as stock dividends, stock splits, combination of outstanding shares, the issuance of shares of common stock, the sale of substantially all the assets of the Company, merger and other similar transactions that affect the number of outstanding shares of the Company or the continuity of the Company. The warrant contains provisions for the computation of any such adjustments.

     Various other provisions. Included in the warrant are provisions covering replacement, transfers, assignments, delivery of shares upon exercise, and sundry other matters.

Description Of  Registration Rights Agreement.

     Demand registration requests. In connection with the purchase of shares of convertible common stock, the Company grants certain rights to DS&P under the Registration Rights Agreement to request that the Company file a registration statement under the Securities Act of 1933 with respect to a public offering of common stock owned by DS&P (including underlying shares of common stock to be owned through conversion of convertible common stock and exercise of warrants). There are two types of registration requests that DS&P can make under the Agreement. The first is a demand registration request wherein DS&P would notify the Company as to the number of shares of common stock it wishes to include in the registration statement to be filed with the Securities and Exchange Commission by the Company for the purpose of a public offering of those shares; DS&P can make up to three demand registration requests while it is a holder of the common stock. acquired through the Stock Purchase Agreement. The second type of registration request is a piggy back registration request, where DS&P would notify the Company as to the number of shares of common stock it wishes to include in a registration statement that is planned to be filed by the Company for the purpose of a public offering of the Company's shares.

     The Company's obligations. Upon receipt of a demand registration request from DS&P, the Company shall use its best efforts to cause a registration statement to be become effective under the Securities Act of 1933. Upon receipt of a piggy back registration request, the Company shall include the shares specified in the request in its registration statement, provided, however, that the managing underwriter of the proposed distribution shall have the right to reduce the number of shares so requested by DS&P to the extent that their inclusion would materially adversely affect such distribution.

     Underwriters and expenses of registration. In the case of a demand registration request, DS&P shall have the right to select the underwriter. In the case of a piggy back request, the underwriter is selected by the Company. The expenses of the registration are to be paid by the Company.

     Various other provisions. Included in the Agreement are provisions covering: DS&P's obligation to enter into an agreement with the managing underwriter with respect to the shares it wishes to sell; circumstances where the request for registration may be delayed, such as the existence of material inside information as to which the Company believes it has a valid business purpose in refraining from disclosing publicly for a period of time; mutual indemnification provisions relating to untrue or misleading statements made or omissions relating to the registration procedure; and sundry other matters.

Finders Fee. If the sale of 3,500,000 shares of convertible common stock for $7,000,000 is consummated, the Company will pay a finders fee to the person (the "finder") who introduced DS&P to the Company. The finders fee will be comprised of $150,000 in cash and 70,000 unregistered shares of the Company's existing common stock The finder is not associated with the Company and the Company has been advised by DS&P that the finder has no equity or other monetary interest in DS&P or Fund II. If DS&P exercises it right as general partner of Fund II to purchase the additional 5,000,000 shares for $10,000,000 by December 31, 2002, the Company will not pay any finders fee on that 5,000,000 share purchase. The total value of the cash and stock to be received by the finder upon a sale of the 3,500,000 shares, based on the November 12, 1999 closing price of the Company's common stock, would be $355,625.

Net Proceeds To The Company From The Sale Of Stock.   In
addition to the cash payment of $150,000 to be paid to the finder, the Company will incur direct costs associated with the sale of the convertible common stock. These costs include primarily legal and accounting fees, printing and mailing costs, and solicitation costs. It is estimated by the Company that such costs will be approximately $75,000.
Based upon such estimate and the cash portion of the finders fee, the net proceeds to be received by the Company from the sale of 3,500,000 shares of convertible common stock to DS&G will be $6,775,000, or $1.94 per share. The closing price for the Company's shares of common stock on The Nasdaq Stock Market on November 12, 1999 was $2.94. If
DS&P exercises its right as general partner of Fund II to purchase an additional 5,000,000 shares for $10,000,000 by December 31, 2002, the net proceeds to be received by the Company from such sale would be the entire $10,000,000 selling price, or $2 per share, since there will be no additional finders fee or associated costs.

Use Of Proceeds From The Stock Sale.   The principal uses of
the funds received from the stock sale are set forth at "Management's Principal Reasons For Recommending Approval.", above. Management's projections for the dollar amounts to be expended in connection with each project and purpose are as follows:

     Rehabilitation of concentrating mill- costs remaining to complete renovation of new building, outside drainage system; crushing and grinding machinery costs; gravity and flotation circuits; dewatering system; tailings disposal, electrical; and sundry other costs relating to the concentrating mill.

$577,000

Trixie Mine costs- define and develop resources, exploration and development. 1,008,000

Homansville area- rehabilitation of shaft; underground
exploration and development; constructing an escape way and
a ventilation shaft and other costs associated with developing the
Homansville area.             3,850,000

Corporate overhead and working capital-
1,340,000

Net proceeds from sale of 3,500,000 shares of stock
$6,775,000

The foregoing amounts are estimates and projections, and the actual amounts expended on each project or purpose may vary and the priority of various corporate projects may change at a later date depending upon then existing circumstances.

Financial Statements.

     Form 10-KSB. There accompanies this Proxy Statement a copy of the Financial Statements and other information required at Item 7 of the Company's filing with the U.S. Securities and Exchange Commission on the Commission's Form
10-KSB for the Fiscal Year Ended December 31, 1998.   The
Financial Statements and other information for the Company and Subsidiaries from Form 10-KSB so accompanying this Proxy Statement are comprised of: Index to Financial Statements for the Years Ended December 31, 1998 and 1997; Report of Independent Public Accountants; Consolidated Balance Sheet as at December 31, 1998; Consolidated Statements of Operations for the Years Ended December 31, 1998 and December 31, 1997; Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1998 and December 31, 1997; Consolidated Statements of Cash Flows for the Years Ended December 31, 1998 and December 31, 1997; and Notes to Consolidated Financial Statements.

These financial statements filed by the Company as part of its U.S. Securities and Exchange Commission's Form 10-KSB filing for the Fiscal Year Ended December 31, 1998 were included as part of the Company's Annual Report for the Year Ended December 31, 1998 that was mailed to shareholders of the Company on August 31, 1999. The Company hereby incorporates by reference in this Proxy Statement "Item 7. Financial Statements." and the Index, Accountant's Report, Financial Statements and Notes to Financial Statements that comprise a part of the Company's Form 10-KSB for the Fiscal year Ended December 31, 1998 filed by the Company with the U.S. Securities and Exchange Commission.

     Form 10-QSB. There also accompanies this Proxy Statement a copy of "Part I. Financial Information" of the Company's filing with the U.S. Securities and Exchange Commission on the Commission's Form 10-QSB for the Quarterly Period Ended September 30, 1999. The "Part I. Financial Information" includes for the Company and Subsidiaries:
Unaudited Condensed Balance Sheet as at September 30, 1999; Unaudited Condensed Statements of Operations for the Three Months Ended September 30, 1999 and September 30, 1998; Unaudited Condensed Consolidated Statements of cash Flows for the Nine Months Ended September 30, 1999 and September 30, 1998; and Unaudited Notes to Condensed Consolidated Financial Statements. The Company hereby incorporates by reference in this Proxy Statement "Part I. Financial Information" of its Form 10-QSB for the Quarterly Period Ended September 30, 1999 filed by the Company with the U.S. Securities and Exchange Commission.

Pro Forma Financial Statements.    The following condensed
pro forma consolidated financial statements are presented in order to reflect how the purchase of 3,500,000 shares of the Company's convertible common stock by Fund II would appear as part of the Company's financial statements if the stock purchase had occurred on December 31, 1998 for the purpose of the balance sheet presentation and January 1, 1998 for the presentation of the statements of operation.

     Condensed Pro Forma Consolidated Balance Sheet as at
     December 31, 1998.

     Condensed Pro Forma Consolidated Statement of
     Operations for the year Ended                December
     31, 1998.

     Condensed Pro Forma Consolidated Statement of
     Operations for the Nine-Months Ended    September 30,
     1999.

     These condensed pro forma consolidated financial statements take into consideration the receipt of $7,000,000 cash, the issuance of 3,500,000 shares of a $.50 par value convertible common stock, the issuance of 70,000 shares of existing common stock to the finder, and cash payments of $150,000 to the finder and $75,000 for direct costs associated with the sale of the convertible common stock.

UNAUDITED CONDENSED PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS

Under the terms of the stock purchase agreement, the Company will issue 3,500,000 shares of redeemable convertible common stock and stock purchase rights for 5,000,000 shares of non-redeemable convertible common stock at $2.00 per share in exchange for gross proceeds of $7,000,000. The 3,500,000 redeemable convertible common shares carry a dividend rate of 8 percent which is payable in non-redeemable convertible common stock of the Company (based on the number of issued redeemable convertible common shares). Fund II has the right to put the redeemable convertible common stock to the Company for redemption at $2.00 per share on or after December 1, 2003. In connection with this transaction, the Company will pay a finders fee of $150,000 in cash and 70,000 shares of common stock. Additionally, the Company estimates that the additional direct costs of the offering will be approximately $75,000.

The following unaudited condensed pro forma consolidated balance sheet as of December 31, 1998 assumes the investment occurred as of that date with pro form adjustments to give effect to the sale of 3,500,000 shares of the Company's redeemable convertible common stock and stock purchase rights for 5,000,000 shares of non-redeemable convertible common stock at $2.00 per share for $7,000,000.

The following unaudited condensed pro forma statements of operations for the year ended December 31, 1998 and for the nine-month period ended September 30, 1999 assume that the investment occurred on January 1, 1998.

The pro forma results of operations are not necessarily indicative of the results of operations that would have been obtained if the offering had occurred as of January 1, 1998. These unaudited condensed pro forma consolidated financial statements should be read in conjunction with the historical financial statements of the Company.


              CHIEF CONSOLIDATED MINING COMPANY
                      AND SUBSIDIARIES

       CONDENSED PRO FORMA CONSOLIDATED BALANCE SHEET
                   AS OF DECEMBER 31, 1998

                         (Unaudited)

                           ASSETS
                                          Pro
                           Historical   Forma      Pro
                                       Adjustments Forma

CURRENT ASSETS:
Cash                      $92,229     $6,775,000 $6,867,229

U.S. treasury bills      743,224                    743,224
Accounts receivable and other  4,486                  4,486
assets
Total current assets      839,939     6,775,000  7,614,939

INVESTMENT IN CENTRAL
STANDARD CONSOLIDATED MINES   79,961              79,961
ADVANCES TO CENTRAL STANDARD
CONSOLIDATED MINES            26,650              26,650
MINING CLAIMS AND PROPERTIES   8,287,145       8,287,145

MACHINERY AND EQUIPMENT        58,670              58,670
RECLAMATION BOND DEPOSITS      143,240             143,240
Total assets              $ 9,435,605 $6,775,000$16,210,605



            LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued
liabilities                $  92,103          $   92,103
ACCRUED RECLAMATION COST     389,800             389,800
MINORITY INTEREST          2,502,107           2,502,107

REDEEMABLE CONVERTIBLE COMMON
STOCK                        -    $3,186,071   3,186,07

SHAREHOLDERS' EQUITY:
Preferred stock             2,584               2,584
Common stock              3,630,871 35,000  3,665,871

Additional paid-in-capital13,660,357 170,625 13,830,982

                                 (3,164,149)
                                 (3,186,071)

Stock Purchase Rights      -      3,186,071 3,383,304

 Deferred compensation   (12,900)            (12,900)
 Notes receivable from   (82,370)            (82,370)
shareholders
 Accumulated deficit   (10,746,947)      (10,746,947

Total shareholders' equity 6,451,595 3,610,851 10,040,524

Total liabilities and
shareholders' equity   $9,435,605 $6,775,000 $16,210,605


See Accompanying Notes to Unaudited Condensed Pro Forma
                Consolidated Financial Statements

              CHIEF CONSOLIDATED MINING COMPANY
                      AND SUBSIDIARIES

  CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            FOR THE YEAR ENDED DECEMBER 31, 1998

                         (Unaudited)

                                        Pro Forma
                            Historical  Adjustments Pro
                                                    Forma
REVENUES:
Interest                     $36,051              $36,051
Land sales and other          37,660               37,660
Total revenues                73,711               73,711
EXPENSES:
General and administrativ    807,131              807,131
Mining properties operating,
exploration and reclamation 1,061,998           1,061,998
costs
Taxes other than income taxe  16,035               16,035
Total expenses             1,885,164            1,885,164

LOSS BEFORE MINORITY INTEREST (1,811,453)      (1,811,453)

MINORITY INTEREST             81,801               81,801
NET LOSS                  (1,729,652)          (1,729,652)

REDEEMABLE CONVERTIBLE COMMON
STOCK DIVIDENDS:
Beneficial conversion feature  -     $(3,186,701) (3,186,071)

Eight percent stock dividend   -     (822,500)    (822,500)

Accretion to redemption value  -     (953,482)    (953,482)

NET LOSS APPLICABLE TO COMMON
SHAREHOLDERS           $(1,729,652) $(4,962,053) $(6,691,705)


NET LOSS PER COMMON SHARE
 (Basic and Diluted)   $ (0.26)                   $(1.00)
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
(Basic and Diluted)     6,645,151   70,000      6,715,263

See Accompanying Notes to Unaudited Condensed Pro Forma
Consolidated Financial Statements
               CHIEF CONSOLIDATED MINING COMPANY
                      AND SUBSIDIARIES

  CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1999

                         (Unaudited)

                                        Pro Forma
                          Historical  Adjustments    Pro
                                                     Forma
REVENUES:
Interes                    $10,453                 $ 10,453
Land sales and other         2,033                    2,033
Total revenues              12,486                   12,486
EXPENSES:
General and administrative  250,605                 250,605
Mining properties operating,
exploration and reclamation   64,704               64,704
costs
Taxes other than income taxes  13,191               13,191
Total expenses                 328,500              328,500
LOSS BEFORE MINORITY INTEREST
                              (316,014)           (315,014)

MINORITY INTEREST             -                    -
NET LOSS                     (316,014)            (316,014)

REDEEMABLE CONVERTIBLE COMMON
STOCK DIVIDENDS:
Eight percent stock dividend    -     $(616,875)  (616,875)

Accretion to redemption value   -     (715,112)   (715,112)

NET LOSS APPLICABLE TO COMMON
SHAREHOLDERS                $(316,014)$(1,331,987)$(1,648,001)

NET LOSS PER COMMON SHARE
 (Basic and Diluted)       $ (0.04)                $(0.20)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
(Basic and Diluted)        7,948,634  350,000    8,298,634



See Accompanying Notes to Unaudited Condensed ProForma
                    Consolidated Financial Statements
          CHIEF CONSOLIDATED MINING COMPANY
                      AND SUBSIDIARIES

           NOTES TO UNAUDITED CONDENSED PRO FORMA
              CONSOLIDATED FINANCIAL STATEMENTS


                 A.   BASIS OF PRESENTATION

On November 18, 1999, the Company and Fund II entered into an agreement that provides for the sale of 3,500,000 shares of the Company's redeemable convertible common stock in exchange for gross proceeds of $7,000,000. The redeemable convertible common shares carry a dividend rate of 8 percent which is payable in non-redeemable convertible common stock of the Company (based on the number of issued convertible common shares). The Company will also issue stock purchase rights to Fund II for the purchase of an additional 5,000,000 shares of non-redeemable convertible common stock at $2.00 per share. In connection with this transaction, the Company agreed to pay finders fees of $150,000 in cash and 70,000 shares of common stock. Additionally, the Company estimates that the additional direct costs of the offering will be approximately $75,000.


                 B.   PRO FORMA ADJUSTMENTS

(1) To give effect to the sale of 3,500,000 shares of the Company's redeemable convertible common stock and stock purchase rights to purchase 5,000,000 shares of non-redeemable convertible common stock at $2.00 per share for gross proceeds of $7,000,000. The gross proceeds have been reduced by direct offering costs and allocated between the redeemable convertible common stock and the stock purchase rights as follows:

                Gross proceeds         $7,000,000
                Less cash offering
                costs:
                   Finders fees        (150,000)
                   Other direct        (75,000)
                offering costs
                Net cash proceeds      6,775,000
                Less:
                   Value allocated
                to stock purchase     (3,383,304
                rights
                   Fair value of
         stock issued as finders fee (205,625)
                Net proceeds       $3,186,071


     The Company agreed to issue 70,000 shares of common stock with an estimated fair value of $205,625 at the date of commitment (based upon quoted market price on November 12, 1999 of $2.94 per share) as a finders fee.

     The Company has estimated the value of the stock purchase rights issued in connection with the sale of the redeemable convertible common stock based upon a Black-Scholes pricing model. The net proceeds from the sale of the redeemable convertible common stock has been allocated between the stock and related stock purchase rights based upon their relative fair values at the date of the stock purchase agreement.

     Fund II has the right to put the redeemable convertible common stock to the Company for redemption at $2.00 per share on or after December 1, 2003. Accordingly, the redeemable convertible common stock has been classified outside of shareholders' equity in the accompanying condensed pro forma consolidated balance sheet.

(2) On November 18, 1999, the quoted market price of the Company's common stock was $2.94 per share which is greater than the conversion price of the redeemable convertible common shares to be issued, resulting in a beneficial conversion feature. The convertible common shares are convertible into common shares immediately upon the sale of the redeemable convertible common stock. In accordance with EITF 98-5, the intrinsic value of the beneficial conversion feature has been recorded as a dividend to the redeemable convertible common shareholders at the date of the sale.

(3) The net loss available to common shareholders has been calculated by deducting dividends attributable to the redeemable convertible common stock. Those dividends consist of:
            a)   The intrinsic value of the beneficial conversion
               feature (See note 2).
            b)   The eight percent dividend payable in non-redeemable
               convertible common stock. The dividend is calculated based upon the number of redeemable convertible common shares outstanding. The fair value of the dividend shares that will be issued in the future is unknown. Accordingly, the dividend has been estimated based upon the quoted market price of the Company's common stock on November 18, 1999.
            c)   The accretion of the redeemable convertible common
               shares has been amortized on a straight-line basis utilizing the difference between the carrying value at the date of issuance and the redemption price of $7,000,000 at December 1, 2003. The straight-line basis is assumed to reasonably approximate the effective interest method.

(4) The pro forma weighted average number of common shares outstanding was calculated as follows:
                                          Year Ended  Nine-Months
                                           December   Ended
                                           31, 1998    September 30,
                                                      1999
   Historical weighted average number
    of common shares outstanding         6,645,151    7,948,634
   Add:
    Shares issued as a finders fee       70,000       70,000
   Weighted average shares issued as a
    dividend on the redeemable           -            280,000
    convertible common stock
   Pro forma weighted average number of
    common shares outstanding            6,715,151    8,298,634


Effect Of Dividends On Percentage Limitation Of Ownership and Stock Warrants. Annual dividends will be paid to DS&P, as general partner of Fund II, in shares of convertible common stock on the 3,500,000 shares purchased. Similarly, if DS&P exercises its right to purchase 5,000,000 additional shares, annual dividends in shares of convertible common stock will also be payable to DS&P, as general partner of Fund II, on the 5,000,000 shares. No cash dividends will be paid by the Company on the convertible common stock. If DS&P converts shares of convertible common stock into shares of existing common stock (convertible on a one-for-one basis) prior to the end of a year with respect to which the dividend is to be paid, DS&P's right to receive dividends on the shares so converted will cease at that time. During the years 2000 through 2002, shares of convertible common stock representing the annual 8% dividend will be paid based on the original 3,500,000 shares, without regard to additional shares received as dividends. At the end of the three year period, dividends with respect to the 3,500,000 share purchase will begin to be paid based upon the cumulative total number of shares held by DS&P at the time of dividend payment, including the shares received as dividends during
the first three years.   If DS&P exercises the right to
purchase the additional 5,000,000 shares under the stock purchase agreement, the annual 8 % dividends will also be paid in shares of convertible common stock based upon the 5,000,000 shares purchased and the dividends received thereon.

As set forth above, DS&P will hold 30.4% of the Company's outstanding shares upon its purchase of 3,500,000 shares. Assuming no unrelated additional stock issuances by the Company take place during the years 2000 to 2002 and if DS&P, as general partner of Fund II, purchases the additional 5,000,000 shares on December 31, 2002, DS&P would receive 280,000 shares of convertible common stock as dividends on the 3,500,000 shares in each of the years 2000 to 2002, which would result in DS&P holding a total of 9,340,000 shares of convertible common stock on December 31, 2002. The 9,340,000 shares would represent 53.8% ownership of all outstanding shares of the Company at December 31, 2002. If DS&P did not purchase the 5,000,000 shares by December 31, 2002, DS&P would hold 35% of all outstanding shares of the Company on the latter date. The stock purchase agreement provides that the maximum percentage of capital stock ownership that Fund II shall own in the Company shall be limited to 68% of the then issued and outstanding stock of the Company. Under the terms of the stock warrant, DS&P, as general partner of Fund II, would have the right to purchase additional shares of the convertible common stock at $2.25 per share in order to bring its percentage of stock holdings of the Company's outstanding shares up to a maximum of 68%; however, the warrants can only be exercised if DS&P has purchased the 5,000,000 shares on or before December 31, 2002 and upon the occurrence of one of the events described at "Description of Stock Warrant Agreement-circumstances under which the warrant may be exercised.", above. Since Fund II's beneficial stock ownership percentage increases as additional dividends paid in stock are received, the number of shares that DS&P would need to purchase by exercise of warrants to reach the 68% limitation are correspondingly reduced. At such time as DS&P has reached the maximum 68 % holdings, no further dividends would be paid. See "Description Of Stock Purchase Agreement." and "Description of Stock Warrant Agreement."

Approval of the transaction under Proposal 3 is required under Chapter 10 of the Revised Arizona Statute and by the Corporate Governance Requirements of The Nasdaq Small Cap
Market.

Accordingly, your Board of Directors recommends a vote FOR the following resolution:

RESOLVED: that the Stock Purchase Agreement, Stock Warrants Agreement and Stock Rights Agreement, all dated as of November 18, 1999, providing for the transaction between the Company and Dimeling Schreiber & Park ("DS&P"), as the general partner of Dimeling Schreiber & Park Reorganization Fund II, LP ("Fund II"), whereunder DS&P shall purchase 3,500,000 shares of a new class of convertible common stock and shall have the right to purchase an additional 5,000,000 shares of convertible common stock from the Company, all upon the terms and conditions set forth in said agreements, which transaction is referred to and described in the Company's Proxy Statement dated November 30, 1999, are hereby approved, and the directors and officers of the Company are hereby authorized to proceed to consummate the transaction with DS&P under the terms of said agreements; provided, however, that the shareholders of the Company also approve at the meeting of shareholders of the Company held December 29, 1999 or any adjournments thereof, Proposal 2 as set forth in the said Proxy Statement.

 Approval of Proposal 3 requires that a quorum of the preferred shareholders and a quorum of the common shareholders each be present at the meeting and that the preferred shareholders and the common shareholders vote as separate classes, with the votes cast in favor of Proposal 3 in each class exceeding the votes cast against Proposal 3 in each class. MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN FAVOR OF PROPOSAL 3.



PROPOSAL 4:  THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has been recommended by the Board of Directors to serve as independent public accountants for the Company for the current fiscal year. No member of said accounting firm has any direct financial or any material indirect financial interest in the Company or any of its subsidiaries or any connection during the past five years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. At the meeting of shareholders the selection of said accounting firm will be proposed by management. Arthur Andersen LLP has advised the Company that it does not expect a representative to be present at the meeting.

     Approval of Proposal 4 requires that the votes cast in favor of Proposal 4 exceed the votes cast against Proposal
4.  MANAGEMENT INTENDS TO CAST ITS PROXY VOTES IN FAVOR OF
PROPOSAL 4.


           MEETINGS OF THE BOARD OF DIRECTORS AND
              INFORMATION  REGARDING COMMITTEES

     The Board of Directors held three meetings in 1998.
All of the persons who served as directors at the time of each meeting were present at all the meetings held in 1998.

     The Board of Directors formed an Audit Committee in 1998, comprised of Paul Hines, a director, and James Callery, a former director. The Audit Committee held two meetings in 1998, at which both members of the Audit Committee were present. Mr. Hines continues as a member of the Audit Committee and is a director nominee . James Callery resigned as a director of the Company in 1999 and no longer serves on the Audit Committee. If Christopher A. Arnold, a director nominee , is elected as a director at this meeting, he will serve with Paul Hines on the Audit Committee. The Board of Directors does not have a compensation or nominating committee or committees performing similar functions.

     A copy of the Company's 1998 Annual Report, which includes a complete copy of the Company's Securities and Exchange Commission's Annual Report on Form 10-KSB containing financial statements and financial statement schedules for the year ended December 31, 1998, was mailed to each shareholder of record on August 31, 1999.
Additional Annual Reports will be available upon written request to the Company.


             SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders' proposals intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received at the Company's offices at 500 Fifth Avenue, New York, New York 10110, by March 30, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.



                    OTHER MATTERS

     The Company is not aware of any person who, at any time during the year 1998 was a director, officer or beneficial owner of more than 10% of the Company's common stock who failed to file on a timely basis, reports required by
Section 16(a) of the Securities Exchange Act of 1934 during
1998 or prior years.

     The cost of soliciting proxies will be borne by the Company. The Company will solicit votes by mail, and officers, directors and employees of the Company may solicit proxies by telephone, telegraph or personal interview. In addition, the Company has retained the professional soliciting firm of Corporate Investors Communications, Inc. to solicit proxies from banks, brokers, nominees and institutions at a cost to the Company of $5,000 and disbursements.

     Management knows of no other matters to be presented for consideration at the meeting by management or by shareholders who have requested inclusion of proposals in the Proxy Statement, other than the matters stated in the Notice of Special Meeting of Shareholders in Lieu of Annual Meeting. If any other matter shall properly come before the meeting, the persons in the accompanying proxy intend to vote on such matters in accordance with their best judgement.

            INFORMATION INCORPORATED BY REFERENCE

     The following items are incorporated by reference in this Proxy Statement:

     "Item 7. Financial Statements." and the Index,
Accountant's Report, Financial Statements and Notes to
Financial Statements that comprise a part of the Company's
Form 10-KSB for the Fiscal Year Ended December 31, 1998 filed by the Company with the U.S. Securities and Exchange
Commission.

     "Part I. Financial Information" of the Company's Form
10-QSB for the Quarterly Period Ended September 30, 1999 filed by the Company with the U.S. Securities and Exchange
Commission.

                         By Order of the Board of Directors,


                         Edward R. Schwartz
                         Secretary

November 30, 1999


Safe Harbor Statement under the Private Securities
Litigation Reform Act of 1995:

This Proxy Statement contains statements which are not historical facts, such as anticipated production, exploration results and costs and therefore are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, the following: the net proceeds from the sale of stock to be received by the Company if Proposals 2 and 3 are approved by the shareholders at this meeting are not sufficient for the Company to complete the intended work and projects; even if the amount of funds from the stock sale is sufficient to complete the work and projects, the Company is unable to initiate profitable mining activities at the Trixie Mine and/or mining from the Homansville area is not commercially feasible; Fund II does not exercise its right to purchase the 5,000,000 shares by December 31, 2002 and, as a result, the Company is unable to continue any mining operations or continue to seek development of the Homansville area.
Refer to the Company's Form 10-QSB and 10-KSB reports filed with the Securities and Exchange Commission.


                          EXHIBIT A


                          RESTATED
                  ARTICLES OF INCORPORATION
                             OF
              CHIEF CONSOLIDATED MINING COMPANY


                         ARTICLE 1.

     The name of this Corporation shall be and is the Chief
Consolidated Mining Company.

                         ARTICLE II.

     (a) The name and address of this Corporation's statutory agent in the State of Arizona is Corporation Service Company, 3636 North Central Avenue, Phoenix, Arizona
85012.   The principal place of business of this Corporation
outside the state of Arizona is 500 Fifth Avenue, Suite 1021, New York, New York 10110-1099.

     (b) The name and address of each person who is serving as a director of this Corporation until a successor is elected and qualified is as follows;

Name  Address
Christopher A. Arnold         1629 Locust Street, Philadelphia, PA 19103
Thomas Bruderman              1573 Bronson Road, Fairfield, CT 06430
William R. Dimeling           1629 Locust Street, Philadelphia, PA 19103
Paul Hines                    12 Flying Cloud Road, Stamford, CT 06902
Robert E. Poll                225 West 86th Street, New York, NY 10024
Richard R. Schreiber          1629 Locust Street, Philadelphia, PA 19103
Leonard Weitz                 500 Fifth Avenue, New York, NY 10110

                        ARTICLE III.

     This Corporation is organized for the purpose of carrying on and transacting a mining business and shall have the following powers and rights as incidental to such business:

     (a) To explore for minerals, metals and ores of all kinds in any state, territory or country.

     (b) To purchase or otherwise acquire, hold, manage, operate, sell or otherwise dispose of any mineral lands or the products thereof in any state, territory or country.

     (c ) To explore, develop, operate or work any and all mines or mineral lands acquired by said Corporation, or in which said Corporation may have any interest whatsoever, in any State, territory or country, and to acquire and dispose of in any manner whatsoever all machinery, supplies, and materials necessary or convenient for use in connection therewith.

     (d) To purchase and sell, or otherwise acquire or dispose of, stocks, bonds, notes, or obligations in any other form, of any Corporation organized for mining purposes under the laws of Arizona or any other territory, state of country, including stock, bonds, notes or other obligations of this corporation.

     (e) To purchase or sell, or otherwise acquire or dispose of, pipe-lines, tracks, water rights, roads, tramways, canals, ditches, telephone or telegraph lines, railroads or any other form of property, and to use, enjoy and operate the same in any manner whatsoever, incidental to or in connection with the carrying on of the mining business of this corporation.

     (f) To transact any business usually or properly incidental or collateral or to allied with mining, including the power and right to mine or otherwise produce, refine, reduce, manufacture, acquire, sell, or otherwise dispose of, deal in, ores, limerock or any other raw materials, or any products or by-products derived from such ores, limerock or any raw materials; to acquire, own, hold, sell, or otherwise dispose of, letters patent or patent rights deemed useful in connection with the business of the Company; to acquire, hold, use, operate, sell, and dispose of, all property, real and personal, necessary or proper to aid the corporation in transacting any of its business; and to have and exercise the power and right or eminent domain for the acquisition of any real property, or the right to use same, in Arizona or any other state within the United States of America.

     (g)  ADDITIONAL POWERS:

     (1) To engage in business in all its forms and branches.

     (2) To purchase, or otherwise, acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge or otherwise dispose of, to guarantee, and to invest, trade and deal in and with personal property of every class and description.

     (3) To purchase, or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage or otherwise dispose of, and to invest, trade and deal in and with real property, and any and all interests therein.

     (4) To enter into any kind of contract or agreement, cooperative or profit-sharing plan with its officers or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

     (5) To build houses or other buildings of every kind and character, either for sale of lease or on contract or otherwise; to lay out, subdivide, resubdivide and plat tracts of land and sell same, either by such subdivision or resubdivision; and to improve lands laid out, subdivide or resubdivide, grade, oil and improve streets, alleys, parks and other places, and sidewalk, curb, and otherwise improve the same, and construct and maintain and operate sewers and any and all other conveniences and matters in connection therewith.

     (6) To purchase, lease or otherwise acquire, in whole or in part, the business, goodwill, rights, franchises and property of every kind, and to undertake the whole or any part of the assets or liabilities, of any person, firm, association or corporation engaged in or authorized to conduct any business similar to any business authorized to be conducted by this corporation, or owning property necessary or suitable for its purposes, and to pay for the same in cash, in the stock or bonds of this company, or otherwise; to hold or in any manner dispose of the whole or any part of the business or property so acquired, and to exercise all the powers necessary or incidental to the conduct of such business.

     (7) To lend money and to negotiate and make loans, either on its own account or as agent or broker for others.

     (8) To borrow money, to issue bonds, debentures, notes and other obligations of this corporation from time to time, for any of the objects or purposes of this corporation, and to mortgage, pledge, hypothecate, and/or convey in trust, any or all of its property to secure the payment thereof.

     (9) To discount and negotiate promissory notes, drafts, bills of exchange, and other evidences of debt, and to collect for others money dues them on notes, checks, drafts, bills of exchange, commercial paper and other evidence of indebtedness.

     (10) To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount, with any person, firm, association, corporation, municipality, state, or government, or any subdivision, district or department thereof.

     (11) To acquire, and pay for in cash, shares of stock, bonds or notes of this corporation, or otherwise, the assets including the goodwill of any person, firm, association or corporation, and to undertake or assume the whole or any part of the obligations or liabilities thereof.

     (12) To engage in and conduct any and all kinds of manufacturing businesses.

     (13) To do any and all such other acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to any of the objects hereinbefore enumerated, or calculated, directly or indirectly, to promote the interest of the corporation; and in carrying on its purposes, or for the purpose of attaining or furthering any of its business, to do any and all acts and things, and to exercise any and all other powers, which a copartner or natural person could do or exercise, and which now or hereafter may be authorized by law, and in any part of the world.

     (14) To buy and sell foreign exchange and the currencies of any nation. To engage in foreign trade and in this connection to purchase and sell goods, wares and merchandise manufactured in foreign countries.

     (h) It is hereby expressly provided that the foregoing anumerations of specific powers, objects and purposes of this corporation shall be in furtherance, and not in limitation, of the general powers conferred upon a corporation by the laws of the State of Arizona, it being specifically provided that his corporation shall have and may exercise all the rights and powers conferred by the State of Arizona upon like corporations organized under its laws, and that such specific objects, purposes and powers, in any paragraph enumerated herein, excepting where otherwise clearly indicated herein, shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles.

                         ARTICLE IV

     The total amount of the authorized capital stock of this corporation shall be Twenty Five Million, Seven Hundred Fifty Thousand dollars ($25,750,000), divided into One Million Five Hundred Thousand (1,500,000) shares of Preferred Stock, par value $0.50 per share, Twenty Million (20,000,000) shares of Common Stock having a par value of $0.50 per share, and Thirty Million (30,000,000) shares of Convertible Common Stock, par value $0.50 per share. All such stock, Preferred, Common, and Convertible Common, shall have equal voting powers, each share entitling the holder to one vote at all meetings of the stockholders on all matters upon which stockholders are entitled to vote under Arizona law, and, except as otherwise provided in the designation of Convertible Common Stock set forth herein, all such stock, Preferred, Common and Convertible Common Stock, shall participate equally in all dividends declared; one share of Preferred Stock shall receive the same amount of dividends as one share of Common Stock and as one share of Convertible Common Stock. In the event of any liquidation, dissolution, or winding up of the corporation, the holders of the Preferred Stock shall be entitled, before any of the assets of the corporation shall be distributed among the holders of the Convertible Common Stock or Common Stock, to be paid in full the par amount of their shares.

     Except as otherwise provided in the designation of Convertible Common Stock set forth herein, the Board of Directors may in their discretion from time to time and in such amounts as they may determine, sell to any person whomsoever the unsubscribed stock of the company, Convertible Common, Common and Preferred, at not less than its par value.

     The amount, the voting powers, preferences and relative
rights and privileges and other rights granted to the Common
Stock and the Convertible Common Stock and the
qualifications, limitations or restrictions imposed thereon
be, and they hereby are as follows:
          1. Rights and Privileges. The Common Stock and the Convertible Stock shall be of equal rank and shall entitle the holders thereof to the same rights and privileges,
     except as hereinafter provided.
          2.   Designation and Amount.   Thirty Million (30,000,000)
     shares of the capital stock of the Corporation are hereby designated as Convertible Common Stock.
          3. Common Stock Outstanding. All common stock heretofore issued and outstanding is Common Stock of the Corporation without surrender or exchange of certificates therefor.
          4. Certain Restrictions. Until the earlier of the date a minimum of 8,500,000 shares of Convertible Common Stock is issued and outstanding or December 31, 2002, the Corporation shall issue no dividends other than the 8% annual dividend on the Convertible Common Stock; and so long as any
     Convertible Common Stock is outstanding, issuance of
     additional shares of Convertible Common Stock is restricted pursuant to the terms of that certain Stock Purchase
     Agreement entered into by the Company and Dimeling,
     Schreiber and Park, dated as of November 19, 1999.
          5. Dividends and Distributions. Subject to certain Restrictions set forth in paragraph 4 above, so long as equivalent dividends and distributions are made to the holders of Convertible Common Stock, and dividends in the
     form of Convertible Common Stock are paid only to holders of Convertible Common Stock, holders of Common Stock shall be entitled to receive dividends and other distributions when, as, and if declared by the Board of Directors out of funds legally available for the purpose. The holders of the Convertible Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors out of funds legally available for the purpose, dividends at an annual rate of 8%, payable annually solely in additional shares of Convertible Common Stock. Such a dividend shall be payable as a simple dividend for the fiscal years ending December
     31, 2000 and 2001, and for all periods after the earlier of December 31, 2002 or the Tranche B Closing, dividends paid on the Convertible Common Stock shall be cumulative, and
     rights shall accrue to the holders of the Convertible Common Stock in the event that the Corporation shall fail to declare or pay dividends on the Convertible Common Stock for any fiscal year, whether or not earnings of the Corporation for such year were sufficient to pay such dividends in whole or in part.
6.   Voting Rights. Holders of Convertible Common Stock
shall be entitled to one vote per each full share of Common
Stock into which the Convertible Common Stock they hold
could be converted, notwithstanding any restriction on
convertibility as to time, at the date a vote of
stockholders is taken or a written consent of stockholders
is solicited.
7.   Redemption.  The Convertible Common Stock is redeemable
pursuant to the terms of that certain Stock Purchase
Agreement entered into by the Company and Dimeling,
Schreiber & Park, dated as of November 19, 1999.
8.        Liquidation, Dissolution or Winding Up.
          (a)  Upon any liquidation, dissolution or winding
     up of the Corporation, no distribution shall be made to
     the holders of the Common Stock of the Corporation
     unless first the holders of the Preferred Stock shall
     have received an aggregate amount equal to $0.50 per
     share of Preferred Stock then held, and then the
     holders of the Convertible Common Stock shall have
     received an aggregate amount equal to $2.00 per share
     of Convertible Common Stock then held, plus an amount
     equal to all declared but unpaid dividends thereon.
          (b)  In the event the assets to be distributed to
     the holders of  Convertible Common Stock shall be
     insufficient to permit the payment to holders of the
     full preferential amount aforesaid, then all the assets
     of the Corporation to be distributed  to the holders of
     the Convertible Common Stock shall be distributed on a
     pro rata basis in accordance with their respective
     holdings of Convertible Common Stock.
          (c)  The rights of the holders of the Convertible
     Common Stock to the liquidation preference are
     subordinate only to the rights of the holders of the Corporation's outstanding Preferred Stock to receive an aggregate amount of $0.50 per share upon the
     liquidation, dissolution or winding up of the
     Corporation.
          (d)  In the event that assets of the Corporation
     remain after distribution to holders of Preferred Stock
     and the holders of the Convertible Common Stock to the
     extent of their respective preferences, the holders of
     each class of stock shall be entitled to distribution
     of such assets on a pro rata basis in accordance with
     their holdings.
          9.          Optional Conversion.   Each share of Convertible
     Common Stock shall be convertible at any time at the option of the holder thereof, into one fully paid and non-
     assessable share of Common Stock of the Corporation
     ("Conversion Rate"), subject to adjustment in the Conversion
     Rate in accordance with paragraph 10 hereof.
          10.         Adjustments to the Conversion Rate.     The
     Conversion Rate for the Convertible Common Stock shall be subject to adjustment from time to time, calculated as follows:
      (a) if the Corporation:
               (i)  pays a dividend or makes a distribution
          on its Common Stock or Preferred Stock in shares of its Common Stock;
               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;
               (iii)     combines its outstanding shares of
          Common Stock into a smaller number of shares; or
               (iv) issues by reclassification of its Common
          Stock any shares of its capital stock;
     then the Conversion Rate in effect immediately prior to such action shall be adjusted so that each holder of Convertible Common Stock thereafter converted may receive the number of shares of Common Stock of the Corporation which such holder would have owned immediately following such action if such holder had converted such shares of Convertible Common Stock immediately prior to such action.
          (b)  if the Corporation:
               (i)  issues rights or warrants entitling
          holders of Common Stock to subscribe for or purchase shares of its Common Stock or securities convertible into Common Stock; or
               (ii) distributes to the holders of its Common
          Stock or Preferred Stock any of its assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities of the Corporation;
     then the Conversion Rate in effect immediately prior to such action shall be adjusted so that each holder of Convertible Common Stock thereafter converted may receive the number of rights, warrants, assets or debt securities to which such holder would have been entitled immediately following such action if such holder had converted such Convertible Common Stock immediately prior to such action.
          (c) If the Corporation shall consolidate with or merge into any other corporation or transfer all of its properties and assets as an entirely to any person, then upon consummation of such transaction, each share of the Convertible Common Stock shall automatically become convertible into the kind and amount of securities, cash or other assets to which the holder of such share would have been entitled immediately after such consolidation, merger or transfer if such holder had converted such share of Convertible Common Stock immediately prior to the effective date of such transaction.

          11.       Mechanics of Conversion.
          In the event of conversion at the option of the holder of shares of Convertible Common Stock pursuant to paragraph 9 hereof, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation of such holder's election to convert same and shall state therein the number of shares of Convertible Common Stock being converted.
     Thereupon, the Corporation shall promptly issue and deliver to such holder of Convertible Common Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled.
          12.         Reservation of Stock Issuable Upon Conversion.
     The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Convertible Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Convertible Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Convertible Common Stock, the Corporation will take such corporate action, as may be, in the opinion of its counsel, necessary to increase its authorized but unissued shares of Common
     Stock to such number of shares as shall be sufficient for such purpose.
          13. Restriction on Amendment: So long as any Convertible Common Stock shall be issued and outstanding, the Corporation shall not amend these Articles of Incorporation without the affirmative vote of the holders of Convertible Common Stock, voting as a class.

                         ARTICLE V.

     The time of the commencement of the Corporation shall be the date of filing a certified copy of these Articles of Incorporation in the office of the Territorial Auditor of the Territory of Arizona and the existence of the Corporation shall be perpetual.

                         ARTICLE VI

     The affairs of this Corporation shall be conducted by the Board of Directors consisting of not less than three (3) persons nor more than seven (7) persons who shall be shareholders. The number of directors to serve shall be fixed by the Board of Directors. All directors shall be elected annually at a stockholders' meeting on the third Tuesday of May of each year and shall hold office until their successors are elected and qualify or as provided by the By-laws of the Corporation.

     The Board of Directors shall have full power to fill all vacancies occurring in the Board from any cause, and to appoint from their own number an executive committee, and vest said committee with all the powers granted the Board of Directors by these articles.

                         ARTICLE VII

     The officers of this Corporation shall be a President, two Vice-presidents, Secretary and Treasurer, and such minor officers as the Board of Directors may see fit to appoint. The President, Vice-president, Secretary and Treasurer shall be elected annually by the Board of Directors at its first meeting after the annual election of directors. The office of Secretary and Treasurer may, in the discretion of the directors, be held by the same person, and it shall not be necessary for the Secretary and Treasurer to be a director of the Corporation.

                        ARTICLE VIII

The Board of Directors shall have full power to borrow money and incur such indebtedness as it shall see fit, and to mortgage or pledge any or all of the property of the Company to secure such loans and indebtedness.

                         ARTICLE  IX

 The Board of Directors may adopt by-laws for this Corporation which may be repealed or amended by said Board.

                         ARTICLE  X

The private property of the stockholders of this Corporation shall be exempt from any and all liability for the debts of this Corporation.


PROXY          Preliminary Copy
     (front)

              CHIEF CONSOLIDATED MINING COMPANY
  Special Meeting of Shareholders in Lieu of Annual Meeting
                      December 29, 1999

     The undersigned, the holder of common stock or preferred stock of Chief Consolidated Mining Company hereby constitutes and appoints Leonard Weitz and Edward R. Schwartz ( the Proxy Committee) and/or each of them attorneys and agents with full power of substitution and revocation to vote in accordance with the related Proxy Statement in the name and as proxy of the undersigned at the Special Meeting of Shareholders in lieu of Annual Meeting of Chief Consolidated Mining Company to be held at the Doral Park Avenue Hotel, 70 Park Avenue, New York, NY 10016 on December 29, 1999 at 11:00 A.M., and any adjournment of adjournments thereof according to the number of shares which the undersigned would be entitled to vote if personally present at the meeting on the following proposals in the manner specified and upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED BY MANAGEMENT OF CHIEF CONSOLIDATED MINING COMPANY. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE AND IF NO SPECIFICATIONS ARE SO MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

    (Continued, and to be marked, dated and signed, on the other side)






(back)

                              FOR         WITHHOLD
1. ELECTION OF DIRECTORS             ALL          FOR ALL

 Nominees: Christopher A. Arnold, Thomas Bruderman, William
 R. Dimeling, Paul Hines, Robert E. Poll,
  Richard R. Schreiber and Leonard Weitz as directors.
  (The Board of Directors recommends a vote FOR ALL).

TO WITHHOLD VOTE FOR INDIVIDUAL NOMINEE(S): (Write that nominee(s) name in the space provided below).





2. Approval of the proposal to amend and restate the Articles of Incorporation of the Company.
   (The Board of Directors recommends a vote FOR).

FOR       AGAINST                 ABSTAIN


3. Approval of the sale by the Company to a private investor of 3,500,000 shares of a new class of voting convertible common stock, together with the right to purchase an additional 5,000,000.
   (The Board of Directors recommends a vote FOR)

FOR       AGAINST                 ABSTAIN





4.    ratification of the appointment of ARTHUR ANDERSEN
 LLP as independent public accountants.
  (The Board of Directors recommends a vote FOR).

FOR       AGAINST                 ABSTAIN



5. The Proxy Committee in their discretion, considering and acting upon any other matters which may properly come before the meeting or any adjournments thereof. (The Board of Directors recommends a vote FOR).

FOR       AGAINST                 ABSTAIN


The undersigned hereby acknowledges receipt of a copy of the notice and proxy statement of the Company for the meeting referred to on the reverse side.


Signature(s)                                               Dated

NOTE:   Please sign as name appears, Joint ownership should
   each sign. When signing as Attorney, Executor, Administrator, or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duty authorized officer or officers.





Exchange Act 14A Preliminary Proxy Material Filing-Cover Letter

                     HOWARD WEITZ, P.C.
                       ATTORNEY AT LAW
                     51 EAST 42ND STREET
                     NEW YORK, NY 10017

                   TELEPHONE 212-661-4310
                   FACSIMILE 212-661-4314

                                   November 19, 1999

United States Securities and Exchange Commission
Division of Corporation Finance
Washington, D.C. 20549

                              RE:  Chief Consolidated Mining
Company
                              Commission File NO. 1-1761
                              Regulation 14A Proxy Material

Gentlemen:

     The undersigned is counsel to the above named registrant. There is been electronically filed this date pursuant to Regulation S-T, copies of the Company's following preliminary proxy material for a Special Meeting of Shareholders in lieu of annual meeting of shareholders to be held December 29, 1999:

1.  Proxy
2  Notice of meeting and Proxy Statement

     Reference to the documents incorporated by reference are set forth at the end of the proxy statement. The accountants consent will be submitted upon the filing of definitive proxy material.

     If the staff has any comments on the filed material, it would be appreciated if the undersigned could be provided as soon as possible.

     Since I believe there is an eleven day notice day period due to Thanksgiving day, registrant would propose to have material printed on December 1, and mailed on December
3, 1999, if no comments are received from the staff.

     Thank you for your consideration.

                                   Very truly yours,

                                   Howard Weitz, P.C.